UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 28, 2022

Angel Oak Mortgage, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40495	37-1892154
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3344 Peachtree Road Northeast, Suite 1725, Atlanta, Georgia 30326
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (404) 953-4900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	AOMR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Sreeniwas Prabhu to Chief Executive Officer and President

On September 28, 2022, Angel Oak Mortgage, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Sreeniwas Prabhu as the Company’s new Chief Executive Officer and President effective as of September 28, 2022.

Mr. Prabhu, 48, has served as a Managing Partner, Co-Chief Executive Officer, and Group Chief Investment Officer at Angel Oak Capital Advisors, LLC (“Angel Oak Capital”) since 2008 and as Co-President of Falcons I, LLC, the Company’s external manager (the “Manager”), since March 2020. In this role, Mr. Prabhu is responsible for the overall strategy of the firm. Prior to Angel Oak Capital, from 2005 to 2008, Mr. Prabhu was the Chief Investment Officer at Washington Mutual Bank in Seattle. He was also part of the macro asset strategy team at the bank. From 2001 to 2005, Mr. Prabhu worked at SunTrust Banks, Inc. in Atlanta, where he was responsible for investment strategies and served as Head Portfolio Manager for its commercial mortgage-backed securities portfolio. Mr. Prabhu holds a B.B.A. in Economics from Georgia College and State University and an M.B.A. in Finance from Georgia State University.

There are no arrangements or understandings between Mr. Prabhu and any other persons pursuant to which he was selected as an officer, and there are no family relationships between Mr. Prabhu and any director or executive officer of the Company.

Contemporaneously with the effectiveness of Mr. Prabhu’s appointment as the Company’s Chief Executive Officer and President, the Company expects to enter into an indemnification agreement with Mr. Prabhu in the form filed as Exhibit 10.24 to the Company’s Registration Statement on Form S-11 (File No. 333-256301) filed with the SEC on June 8, 2021.

The Company’s officers are not employees of the Company and do not receive cash compensation for serving as officers of the Company (although they may receive equity compensation under the Company’s 2021 Equity Incentive Plan). Rather, they are employees of the Manager or an affiliate thereof and are compensated by the Manager or such affiliate, and the Manager provides the services of the officers to the Company pursuant to a management agreement among the Company, its operating partnership and the Manager. The Company does not expect to reimburse the Manager for compensation paid to Mr. Prabhu for his service with the Company. Mr. Prabhu is an equity owner of the Manager. For a description of the fees, compensation, and reimbursements payable to the Manager by the Company and other transactions between the Company and the Manager or its affiliates, see the section titled “Certain Relationships and Related Party Transactions” in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 8, 2022 (the “2022 Proxy Statement”), which disclosure is incorporated herein by this reference.

Separation of Robert Williams

On September 28, 2022, the Company announced that Robert Williams will cease serving as the Company’s Chief Executive Officer and President, effective as of September 28, 2022. Mr. Williams will continue to serve the Company and its affiliates in a senior advisory capacity and will be available as needed for questions and consultation at the direction of Mr. Prabhu during a transition period which is not expected to extend beyond Q1 2023. Upon his departure at the end of the transition period, Mr. Williams will be eligible for benefits for a termination without cause under the Angel Oak Mortgage, Inc. Executive Severance and Change in Control Plan, which is described in the Company’s 2022 Proxy Statement.

Item 7.01.     Regulation FD Disclosure.

On September 28, 2022, the Company issued a press release regarding the foregoing matters. A copy of the press release is attached hereto as Exhibit 99.1 to this current report on Form 8-K.

The information contained in this Item 7.01 and the attached Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and the attached Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits
Exhibit No.    Description
Exhibit 99.1    Press Release dated September 28, 2022

Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2022	ANGEL OAK MORTGAGE, INC.

By: /s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer and Treasurer